Exhibit 4(a)11

U.S. $35,000,000

CREDIT AGREEMENT

Dated as November 24, 2003

Among

ENTERGY CORPORATION

as Borrower

THE BANKS NAMED HEREIN

as Banks

BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH

as Administrative Agent

BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH

as Arranger

CREDIT AGREEMENT

Dated as of November 24, 2003

ENTERGY CORPORATION, a Delaware corporation (the "Borrower"), the banks (the "Banks") listed on the signature pages hereof and Bayerische Hypo- und Vereinsbank AG, New York Branch ("HypoVereinsbank"), as administrative agent (the "Administrative Agent") for the Lenders hereunder, agree as follows:

  DEFINITIONS AND ACCOUNTING TERMS

    Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Advance" means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Advance.

"Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

"Agreement" means this Credit Agreement, as amended, supplemented or modified from time to time.

"Applicable Lending Office" means, with respect to each Lender, such Lender's Eurodollar Lending Office.

"Applicable Margin" means 185 basis points per annum for any Eurodollar Rate Advance.

"Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

"Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee of that Lender, and accepted by the Administrative Agent, in substantially the form of Exhibit B hereto.

"Available Commitment" means, as to any Lender at any time of determination, an amount equal to the excess of (a) such Lender's Commitment over (b) the aggregate principal amount of such Lender's Advances then outstanding.

"Base Rate" means, for any period, a fluctuating interest rate per annum at all times equal to the higher of:

    the rate of interest announced publicly by HypoVereinsbank in New York, New York, from time to time, as HypoVereinsbank's base rate; and

    1/2 of 1% per annum above the Federal Funds Rate in effect from time to time.

"Base Rate Advance" means an Advance that bears interest as provided in Section 2.05(a).

"Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01 or Converted pursuant to Section 2.07 or 2.08.

"Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

"Capitalization" means, as of any date of determination, with respect to the Borrower and its subsidiaries determined on a consolidated basis, an amount equal to the sum of (i) the total principal amount of all Debt of the Borrower and its subsidiaries outstanding on such date, (ii) Consolidated Net Worth as of such date and (iii) to the extent not otherwise included in Capitalization, all preferred stock and other preferred securities of the Borrower and its subsidiaries, including preferred securities issued by any subsidiary trust, outstanding on such date.

"Close", "Closing" means the execution and delivery of this Agreement by the Borrower, Administrative Agent, and the Lenders following the satisfaction or waiver by the Lenders of the conditions precedent set forth in Section 3.01.

"Commitment" has the meaning specified in Section 2.01.

"Commitment Period" means the period beginning on (and including) the date of this Agreement and ending upon (and including) the date occurring seven calendar days after the date of this Agreement.

"Consolidated EBITDA" means, for any period, the sum of (i) net income of the Borrower and its subsidiaries for such period, but excluding therefrom (to the extent otherwise included therein) any extraordinary gains or losses, plus (ii) to the extent deducted in determining such net income for such period, Consolidated Interest Expense, income taxes, distributions on preferred securities of subsidiaries, preferred dividend requirements, depreciation and amortization expense and any other non-cash charges constituting operating expense, determined in each case in accordance with generally accepted accounting principles consistently applied.

"Consolidated Interest Expense" means, for any period, the interest expense during such period in respect of Debt of the Borrower and its subsidiaries of the types described in clauses (i) through (iv) of the definition of "Debt", excluding interest in respect of nuclear fuel capital leases.

"Consolidated Net Worth" means the sum of the capital stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounts of the Borrower and its subsidiaries appearing on a consolidated balance sheet of the Borrower and its subsidiaries prepared as of the date of determination in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e), after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of subsidiaries.

"Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type or the selection of a new, or the renewal of the same, Interest Period for Eurodollar Rate Advances pursuant to Section 2.07 or 2.08.

"Debt" of any Person means (without duplication) all liabilities, obligations and indebtedness (whether contingent or otherwise) of such Person (i) for borrowed money or evidenced by bonds, debentures, notes, or other similar instruments, (ii) to pay the deferred purchase price of property or services (other than such obligations incurred in the ordinary course of business on customary trade terms, provided that such obligations are not more than 30 days past due), (iii) as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iv) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business), (v) under any Guaranty Obligations and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

"Domestic Regulated Utility Subsidiary" means a direct or indirect domestic subsidiary of the Borrower engaged in generation, transmission or distribution of electricity or the transmission or distribution of natural gas that is regulated as to rates by the Federal Energy Regulatory Commission (or successor agency) or a state or local governmental body on a cost-of-service basis.

"Eligible Assignee" means a Person (a) (i) that is (A) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (B) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $500,000,000, provided that such bank is acting through a branch or agency located in the United States or another country which is also a member of OECD; or (C) a Lender, a financial institution Affiliate of any Lender or an Approved Fund of any Lender immediately prior to an assignment and (ii) whose long-term public senior debt securities are rated at least "BBB-" by S&P or at least "Baa3" by Moody's; or (b) that is approved by the Borrower (whose approval shall not be unreasonably withheld) and the Administrative Agent.

"Entergy Arkansas" means Entergy Arkansas, Inc., an Arkansas corporation.

"Entergy Gulf States" means Entergy Gulf States, Inc., a Texas corporation.

"Entergy Louisiana" means Entergy Louisiana, Inc., a Louisiana corporation.

"Entergy Mississippi" means Entergy Mississippi, Inc., a Mississippi corporation.

"Entergy New Orleans" means Entergy New Orleans, Inc., a Louisiana corporation.

"Environmental Laws" means any federal, state or local laws, ordinances or codes, rules, orders, or regulations relating to pollution or protection of the environment, including, without limitation, laws relating to hazardous substances, laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollution, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, each as amended and modified from time to time.

"ERISA Affiliate" of a Person or entity means any trade or business (whether or not incorporated) that is a member of a group of which such Person or entity is a member and that is under common control with such Person or entity within the meaning of Section 414 of the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, each as amended or modified from time to time.

"ERISA Plan" means an employee benefit plan maintained for employees of any Person or any ERISA Affiliate of such Person subject to Title IV of ERISA.

"ERISA Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to PBGC), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from an ERISA Plan during a plan year in which the Borrower or any of its ERISA Affiliates was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate an ERISA Plan or the treatment of an ERISA Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate an ERISA Plan by the PBGC or to appoint a trustee to administer any ERISA Plan, or (v) any other event or condition that would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer any ERISA Plan.

"Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

"Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance made as part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of the Reference Bank in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance made as part of such Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance made as part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Bank two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.07.

"Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.05(b).

"Eurodollar Rate Reserve Percentage" of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

"Events of Default" has the meaning specified in Section 6.01.

"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

"Granting Lender" has the meaning specified in Section 8.07(i).

"Guaranty Obligations" means (i) direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Debt of any Person and (ii) other guaranty or similar obligations in respect of the financial obligations of others, including, without limitation, Support Obligations.

"Indemnified Person" has the meaning specified in Section 8.04(c).

"Interest Coverage Ratio" means as of any date of determination, the ratio of (i) Consolidated EBITDA for the period of four fiscal quarters ending on such date to (ii) Consolidated Interest Expense for such period.

"Interest Period" means, for each Advance made as part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below, unless such advance is converted into another Interest Period pursuant to Section 2.08. The duration of each such Interest Period shall be 1, 2, 3 or 6 months, or 1, 2, 3, 4 or 5 years (or any other period agreed upon by the Borrower and the Lenders) as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
    the Borrower may not select any Interest Period that ends after the Maturity Date;

    Interest Periods commencing on the same date for Advances made as part of the same Borrowing shall be of the same duration; and

    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

"Junior Subordinated Debentures" means any junior subordinated deferrable interest debentures issued by any Significant Subsidiary or Entergy New Orleans from time to time.

"Lenders" means the Banks listed on the signature pages hereof and each Person that shall become a party hereto pursuant to Section 8.07.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person or any of its subsidiaries shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

"Majority Lenders" means at any time Lenders to which are owed at least 66-2/3% of the then aggregate unpaid principal amount of the Advances, or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments (without giving effect to any termination in whole of the Commitments pursuant to Section 6.02), provided, that for purposes hereof, neither the Borrower, nor any of its Affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the Advances or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Advances or the total Commitments.

"Maturity Date" means November 24, 2008.

"Moody's" means Moody's Investors Service, Inc. or any successor thereto.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

"Net Available Cash" from a Stock Disposition means cash payments received therefrom net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be paid or accrued as a liability under generally accepted accounting principles, as a result of such Stock Disposition.

"Non-Recourse Debt" means any Debt of any subsidiary of the Borrower that does not constitute Debt of the Borrower, any Significant Subsidiary or Entergy New Orleans.

"Notice of Borrowing" has the meaning specified in Section 2.02(a).

"Notice of Conversion" has the meaning specified in Section 2.08(a).

"OECD" means the Organization for Economic Cooperation and Development.

"Other Taxes" has the meaning specified in Section 2.13(b).

"PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

"Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

"Prepayment Event" means the occurrence of any event or the existence of any condition under any agreement or instrument relating to any Debt of the Borrower or of a Significant Subsidiary that, in either case, is outstanding in a principal amount in excess of $50,000,000 in the aggregate, which occurrence or event results in the declaration of such Debt being due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

"Reference Bank" means HypoVereinsbank.

"Register" has the meaning specified in Section 8.07(c).

"Relevant Rating" means the Senior Debt Ratings of the Significant Subsidiary (other than SERI) having the second lowest Senior Debt Ratings from Moody's and S&P of all Significant Subsidiaries (other than SERI).

"Reportable Event" has the meaning assigned to that term in Title IV of ERISA.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

"SEC" means the United States Securities and Exchange Commission.

"SEC Order" has the meaning specified in Section 3.01(a)(iii).

"Senior Debt Rating" means, as to any Person, the rating assigned by Moody's or S&P to the senior secured long-term debt of such Person.

"SERI" means System Energy Resources, Inc., an Arkansas corporation.

"Significant Subsidiary" means Entergy Arkansas, Entergy Gulf States, Entergy Louisiana, Entergy Mississippi, SERI and any other Domestic Regulated Utility Subsidiary of the Borrower: (i) the total assets (after intercompany eliminations) of which exceed 5% of the total assets of the Borrower and its subsidiaries or (ii) the net worth of which exceeds 5% of the Consolidated Net Worth of the Borrower and its subsidiaries, in each case as shown on the most recent audited consolidated balance sheet of the Borrower and its subsidiaries.

"SPC" has the meaning specified in Section 8.07(i).

"Stock Disposition" means, with respect to any Person, the issuance, sale, lease, transfer, conveyance or other disposition of (whether in one transaction or in a series of transactions) any shares of voting common stock (or of stock or other instruments convertible into voting common stock) of such Person.

"Support Obligations" means any financial obligation, contingent or otherwise, of any Person guaranteeing or otherwise supporting any Debt or other obligation of any other Person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt, (iii) to maintain working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Debt, (iv) to provide equity capital under or in respect of equity subscription arrangements so as to assure any Person with respect to the payment of such Debt or the performance of such obligation, or (v) to provide financial support for the performance of, or to arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations (including, without limitation, guaranties of payments under power purchase or other similar arrangements) of the primary obligor.

"Taxes" has the meaning specified in Section 2.13(a).
    Computation of Time Periods.

    In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

    Accounting Terms.

All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) hereof.

  AMOUNTS AND TERMS OF THE ADVANCES

    The Advances.

    Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make one Eurodollar Rate Advance to the Borrower on any Business Day during the period from the date hereof until the last day of the Commitment Period in an amount not to exceed the amount set opposite such Lender's name on Schedule II hereto or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c) (such Lender's "Commitment"). At no time may the principal amount outstanding hereunder exceed the aggregate amount of the Commitments; provided further that, the aggregate amount of the Commitments shall not exceed $35,000,000.

    Making the Advances.
    Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof. Each such notice of a Borrowing (a "Notice of Borrowing") shall be transmitted by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit A-1 hereto, specifying therein the requested (A) date of such Borrowing, (B) Type of Advances to be made in connection with such Borrowing, (C) aggregate amount of such Borrowing, (D) the Borrower's wire instructions, and (E) initial Interest Period for each such Advance. Each Lender shall, before 12:00 noon (New York City time) on the date of any Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

    Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Notice of Borrowing requesting Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower (following the Administrative Agent's demand on such Lender for the corresponding amount) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances made in connection with such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

    The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

    Reserved.

    Repayment of Advances, Etc.

    The Borrower shall repay the principal amount of each Advance made by each Lender on the Maturity Date.

    Interest on Advances.

The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

    Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly on the last day of each March, June, September and December and on the date such Base Rate Advance shall be Converted or paid in full.

    Eurodollar Rate Advances. Subject to Section 2.06, if such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin, payable on the last day of each Interest Period for such Eurodollar Rate Advance and on the date such Eurodollar Rate Advance shall be Converted or paid in full and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period.

    Additional Interest on Eurodollar Rate Advances.

    The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent, and such determination shall be conclusive and binding for all purposes, absent manifest error.

    Interest Rate Determination.

    The Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate.

    The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.05(a).

    If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.
    Conversion of Advances.

    Voluntary. The Borrower may, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.11, on any Business Day, Convert all Eurodollar Rate Advances of a specified Interest Period made in connection with the same Borrowing into Advances of another specified Interest Period; provided, however, that any Conversion of, or with respect to, any Eurodollar Rate Advances into Advances of another specified Interest Period shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances, unless the Borrower shall also reimburse the Lenders in respect thereof pursuant to Section 8.04(b) on the date of such Conversion. Each such notice of a Conversion (a "Notice of Conversion") shall be by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit A-2 hereto, specifying therein (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) the duration of the Interest Period for each such Advance.

    Mandatory. If a Borrower shall fail to select the Type of any Advance or the duration of any Interest Period for any Borrowing in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, or if any proposed Conversion of a Borrowing shall not occur as a result of the circumstances described in paragraph (c) below, the Administrative Agent will forthwith so notify the Borrower and the Lenders, and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

    Failure to Convert. Each notice of Conversion given pursuant to subsection (a) above shall be irrevocable and binding on the Borrower. The Borrower agrees to indemnify each Lender against any loss, cost or expense incurred by such Lender if, as a result of the failure of the Borrower to satisfy any condition to such Conversion (including, without limitation, the occurrence of any Prepayment Event or Event of Default, or any event that would constitute an Event of Default or a Prepayment Event with notice or lapse of time or both), such Conversion does not occur. The Borrower's obligations under this subsection (c) shall survive the repayment of all other amounts owing to the Lenders and the Administrative Agent under this Agreement and the termination of the Commitments.

    Prepayments.

    If the Borrower at any time prepays any Advance, then the Borrower shall give notice to the Administrative Agent prior to 11:00 A.M. (New York City time) at least two Business Days' prior to the date of prepayment, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances, together with accrued interest to the date of such prepayment on the principal amount prepaid and, if such prepayment is prior to November 24, 2007 such other amounts pursuant to Section 8.04(b); provided, however, that (i) partial prepayment shall not be permitted, and (ii) in the case of any such prepayment of an Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b) on the date of such prepayment. Amounts so prepaid under this Section 2.09 may not be reborrowed.

    Increased Costs.

    If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

    If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type (including such Lender's commitment to lend hereunder) or the Advances, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder or the Advances made by such Lender. A certificate in reasonable detail as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

    Illegality.

    Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of, any change in or any change in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Administrative Agent, Converts all Eurodollar Rate Advances of all Lenders then outstanding into Advances of another Type in accordance with Section 2.08.

    Payments and Computations.

    The Borrower shall make each payment hereunder not later than 12:00 noon (New York City time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 8.02 in same day funds in accordance with the payment instructions set opposite the name of the Administrative Agent on Schedule I. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest ratably (other than amounts payable pursuant to Section 2.02(c), 2.06, 2.10, 2.13 or 8.04(b)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

    The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder, to charge from time to time to the extent permitted by law against any or all of the Borrower's accounts with such Lender any amount so due.

    All computations of interest based on clause (i) of the definition of "Base Rate" shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the Federal Funds Rate or clause (ii) of the definition of "Base Rate" shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.07 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Administrative Agent (or, in the case of Section 2.07, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

    Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

    Notwithstanding anything to the contrary contained herein, any amount payable by the Borrower hereunder that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall (to the fullest extent permitted by law) bear interest from the date when due until paid in full at a rate per annum equal at all times to the higher of the then current interest rate plus the Applicable Margin plus 2% and the Base Rate plus 2%, payable upon demand.

    Taxes.

    Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (i) the sum payable shall be increased (unless and to the extent that (x) the Borrower is required to deduct such Taxes because any Lender fails to provide the Administrative Agent and the Borrower with the forms described in subsection (d) below and (y) such Lender is entitled to an exemption from United States withholding taxes with respect to such sum payable) as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

    In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

    The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. Nothing herein shall preclude the right of the Borrower to contest any such Taxes or Other Taxes so paid, and the Lenders in question or the Administrative Agent (as the case may be) will, following notice from, and at the expense of, the Borrower, take such actions as the Borrower may reasonably request to preserve the Borrower's rights to contest such Taxes or Other Taxes, and, promptly following receipt of any refund of amounts with respect to Taxes or Other Taxes for which such Lenders or the Administrative Agent were previously indemnified under this Section 2.13, pay to the Borrower such refunded amounts (including any interest paid by the relevant taxing authority with respect to such amounts).

    Prior to the date of the initial Borrowing in the case of each Bank, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Lender organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying that such Lender is exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Administrative Agent and the Borrower in writing to that effect. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, the Borrower or, if the Borrower fails to do so, the Administrative Agent, shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

    Any Lender claiming any additional amounts payable pursuant to this Section 2.13 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office or take other actions customary or otherwise reasonable under the circumstances if the making of such a change or the taking of such actions would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

    Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the payment in full of principal and interest hereunder.

    Sharing of Payments, Etc.

    If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.02(c), 2.06, 2.10, 2.13 or 8.04(b)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

    Noteless Agreement; Evidence of Indebtedness.

    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

    The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Advance made hereunder, the Type thereof and the Interest Period (if any) with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

    The entries maintained in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay such obligations in accordance with their terms.

    Any Lender may request that its Advances be evidenced by one or more promissory notes. In such event, the Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to the order of such Lender and in a form acceptable to the Borrower and the Administrative Agent. Thereafter, the Advances evidenced by such note(s) and interest thereon shall at all times (including after any assignment pursuant to Section 8.07) be represented by notes from the Borrower, payable to the order of the payee named therein or any assignee pursuant to Section 8.07, except to the extent that any such Lender or assignee subsequently returns any such notes for cancellation and requests that such Borrowings once again be evidenced as in subsections (a) and (b) above.

  CONDITIONS OF LENDING

    Conditions Precedent to Closing.

The obligation of each Lender to Close is subject to the conditions precedent that on or before the date of Closing:

    The Administrative Agent shall have received the following, each dated the same date (except for the financial statements referred to in paragraph (iv) below), in form and substance satisfactory to the Administrative Agent and (except for the notes described in paragraph (i)) with one copy for each Lender:

    A promissory note payable to the order of each Lender that requests one pursuant to Section 2.15.

    Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement, and of all documents evidencing other necessary corporate action with respect to this Agreement;

    A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered hereunder; (B) that attached thereto are true and correct copies of the Certificate of Incorporation and the By Laws of the Borrower, in each case in effect on such date; and (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals required for the due execution, delivery and performance of this Agreement, including, without limitation, a copy of the order (File No. 70-9749) of the SEC under the Public Utility Holding Company Act of 1935 authorizing the Borrower's execution, delivery and performance of this Agreement (the "SEC Order");

    Copies of the consolidated balance sheets of the Borrower and its subsidiaries as of December 31, 2002, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its subsidiaries for the fiscal year then ended, and copies of the consolidated financial statements of the Borrower and its subsidiaries as of September 30, 2003, in each case certified by a duly authorized officer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistently applied;

    A favorable opinion of counsel for the Borrower, acceptable to the Administrative Agent, substantially in the form of Exhibit C hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

    Conditions Precedent to Each Borrowing.

The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing:

    the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Conversion and the acceptance by the Borrower of any proceeds of a Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or Conversion, as applicable, such statements are true):

    The representations and warranties contained in Section 4.01 (excluding those contained in subsections (e) and (f) thereof if such Borrowing does not increase the aggregate outstanding principal amount of Advances over the aggregate outstanding principal amount of all Advances immediately prior to the making of such Borrowing) are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

    No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Prepayment Event or an Event of Default or would constitute a Prepayment Event or an Event of Default with notice or lapse of time or both.

    The Administrative Agent shall have received such other approvals, opinions or documents with respect to the truth of the foregoing statements (i) and (ii) as any Lender through the Administrative Agent may reasonably request.

  REPRESENTATIONS AND WARRANTIES

    Representations and Warranties of the Borrower.

The Borrower represents and warrants as follows:

    The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted or the property owned, operated or leased by it requires such qualification, except where failure to so qualify would not materially adversely affect its condition (financial or otherwise), operations, business, properties, or prospects.

    The execution, delivery and performance by the Borrower of this Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws, (ii) law applicable to the Borrower or its properties, or (iii) any contractual or legal restriction binding on or affecting the Borrower or its properties.

    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement, except for the following (each of which has been duly filed or obtained, and is final and in full force and effect): (i) the filing of the Declaration on Form U-1 and amendments and exhibits thereto in File No. 70-9749 and (ii) the SEC Order.

    This Agreement is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject, however, to any applicable bankruptcy, reorganization, rearrangement, moratorium or similar laws affecting generally the enforcement of creditors' rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

    The consolidated financial statements of the Borrower and its subsidiaries as of December 31, 2002 and for the year ended on such date, as set forth in the Borrower's Annual Report on Form 10-K for the fiscal year ended on such date, as filed with the SEC, accompanied by an opinion of Deloitte & Touche LLP, and the consolidated financial statements of the Borrower and its subsidiaries as of September 30, 2003, and for the three-month period ended on such date set forth in the Borrower's Quarterly Report on Form 10-Q for the fiscal quarter ended on such date, as filed with the SEC, copies of each of which have been furnished to each Bank, fairly present (subject, in the case of such statements dated September 30, 2003, to year-end adjustments) the consolidated financial condition of the Borrower and its subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its subsidiaries for the periods ended on such dates, in accordance with generally accepted accounting principles consistently applied. Except as disclosed in the Borrower's Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2003, since December 31, 2002, there has been no material adverse change in the financial condition or operations of the Borrower.

    Except as disclosed in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and the Borrower's Quarterly Report on Form 10-Q for the period ended September 30, 2003, there is no pending or threatened action or proceeding affecting the Borrower or any of its subsidiaries before any court, governmental agency or arbitrator that, if determined adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), operations, business, properties or prospects of the Borrower or on its ability to perform its obligations under this Agreement, or that purports to affect the legality, validity, binding effect or enforceability of this Agreement. There has been no change in any matter disclosed in such filings that could reasonably be expected to result in such a material adverse effect.

    No event has occurred and is continuing that constitutes a Prepayment Event or an Event of Default or that would constitute a Prepayment Event or an Event of Default but for the requirement that notice be given or time elapse or both.

    The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and not more than 25% of the value of the assets of the Borrower and its subsidiaries subject to the restrictions of Section 5.02(a), (c) or (d) is, on the date hereof, represented by margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

    The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment advisor" within the meaning of the Investment Company Act of 1940, as amended. The Borrower is a "holding company" as that term is defined in, and is registered under, the Public Utility Holding Company Act of 1935.

    No ERISA Termination Event has occurred, or is reasonably expected to occur, with respect to any ERISA Plan that may materially and adversely affect the condition (financial or otherwise), operations, business, properties or prospects of the Borrower and its subsidiaries, taken as a whole.

    Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) with respect to each ERISA Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Banks, is complete and accurate and fairly presents the funding status of such ERISA Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

    The Borrower has not incurred, and does not reasonably expect to incur, any withdrawal liability under ERISA to any Multiemployer Plan.

  COVENANTS OF THE BORROWER

    Affirmative Covenants.

So long as any amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

    Keep Books; Corporate Existence; Maintenance of Properties; Compliance with Laws; Insurance; Taxes; Inspection Rights.

    keep proper books of record and account, all in accordance with generally accepted accounting principles;

    except as otherwise permitted by Section 5.02(c), preserve and keep in full force and effect its existence and preserve and keep in full force and effect its licenses, rights and franchises to the extent necessary to carry on its business;

    maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements and improvements, in each case to the extent such properties are not obsolete and not necessary to carry on its business;

    comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or its property, except to the extent being contested in good faith by appropriate proceedings, and compliance with ERISA and Environmental Laws;

    maintain insurance with responsible and reputable insurance companies or associations or through its own program of self-insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which it operates and furnish to the Administrative Agent, within a reasonable time after written request therefor, such information as to the insurance carried as any Lender, through the Administrative Agent, may reasonably request;

    pay and discharge its obligations and liabilities in the ordinary course of business, except to the extent that such obligations and liabilities are being contested in good faith by appropriate proceedings; and

    from time to time upon reasonable notice, permit or arrange for the Administrative Agent, the Lenders and their respective agents and representatives to inspect the records and books of account of the Borrower and its subsidiaries during regular business hours.

    Use of Proceeds. The Borrower may use the proceeds of the Borrowings for only (i) general corporate purposes and (ii) subject to the terms and conditions of this Agreement, repurchases of common stock of the Borrower and/or investments in nonregulated and/or nonutility businesses.

    Reporting Requirements. Furnish to the Lenders:

    as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, (A) consolidated balance sheets of the Borrower and its subsidiaries as of the end of such quarter and (B) consolidated statements of income and retained earnings of the Borrower and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, each certified by a duly authorized officer of the Borrower as having been prepared in accordance with generally accepted accounting principles, consistently applied;

    as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its subsidiaries, containing consolidated financial statements for such year certified without qualification by Deloitte & Touche LLP (or such other nationally recognized public accounting firm as the Administrative Agent may approve), and certified by a duly authorized officer of the Borrower as having been prepared in accordance with generally accepted accounting principles, consistently applied;

    as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower and within 120 days after the end of the fiscal year of the Borrower, a certificate of a duly authorized officer of the Borrower, stating that no Prepayment Event or Event of Default has occurred and is continuing, or if a Prepayment Event or an Event of Default has occurred and is continuing, a statement setting forth details of such Prepayment Event or Event of Default, as the case may be, and the action that the Borrower has taken and proposes to take with respect thereto;

    as soon as possible and in any event within five days after the Borrower has knowledge of the occurrence of each Prepayment Event, Event of Default and each event that, with the giving of notice or lapse of time or both, would constitute a Prepayment Event or an Event of Default, continuing on the date of such statement, a statement of the duly authorized officer of the Borrower setting forth details of such Prepayment Event or Event of Default or event, as the case may be, and the actions that the Borrower has taken and proposes to take with respect thereto;

    as soon as possible and in any event within five days after the Borrower receives notice of the commencement of any litigation against, or any arbitration, administrative, governmental or regulatory proceeding involving, the Borrower or any of its subsidiaries, that, if adversely determined, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations, business, properties or prospects of the Borrower, notice of such litigation describing in reasonable detail the facts and circumstances concerning such litigation and the Borrower's or such subsidiary's proposed actions in connection therewith;

    promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its securities holders, and copies of all reports and registration statements which the Borrower files with the SEC or any national securities exchange pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, and of all certificates pursuant to Rule 24 which the Borrower files with the SEC pursuant to the Public Utility Holding Company Act of 1935 in connection with the proceeding of the SEC in File No. 70-9749 related to the SEC Order or any subsequent proceedings related thereto;

    as soon as possible and in any event (A) within 30 days after the Borrower knows or has reason to know that any ERISA Termination Event described in clause (i) of the definition of ERISA Termination Event with respect to any ERISA Plan has occurred and (B) within 10 days after the Borrower knows or has reason to know that any other ERISA Termination Event with respect to any ERISA Plan has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Termination Event and the action, if any, that the Borrower proposes to take with respect thereto;

    promptly and in any event within two Business Days after receipt thereof by the Borrower from the PBGC, copies of each notice received by the Borrower of the PBGC's intention to terminate any ERISA Plan or to have a trustee appointed to administer any ERISA Plan;

    promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each ERISA Plan;

    promptly and in any event within five Business Days after receipt thereof by the Borrower from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower concerning the imposition of withdrawal liability pursuant to Section 4202 of ERISA;

    promptly and in any event within five Business Days after Moody's or S&P has changed any Senior Debt Rating of any Significant Subsidiary, notice of such change; and

    such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

(d) Interest Coverage Ratio. As of the end of each fiscal quarter of the Borrower, maintain an Interest Coverage Ratio of not less than 2.0:1.0.

    Negative Covenants.

So long as any amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Majority Lenders:

    Liens, Etc. Create or suffer to exist any Lien upon or with respect to any of its properties (including, without limitation, any shares of any class of equity security of any of its Significant Subsidiaries or of Entergy New Orleans), in each case to secure or provide for the payment of Debt, other than: (i) Liens in existence on the date of this Agreement; (ii) Liens for taxes, assessments or governmental charges or levies to the extent not past due, or which are being contested in good faith in appropriate proceedings diligently conducted and for which the Borrower has provided adequate reserves for the payment thereof in accordance with generally accepted accounting principles; (iii) pledges or deposits in the ordinary course of business to secure obligations under worker's compensation laws or similar legislation; (iv) other pledges or deposits in the ordinary course of business (other than for borrowed monies) that, in the aggregate, are not material to the Borrower; (v) purchase money mortgages or other liens or purchase money security interests upon or in any property acquired or held by the Borrower in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property; (vi) Liens imposed by law such as materialmen's, mechanics', carriers', workers' and repairmen's Liens and other similar Liens arising in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings diligently conducted; (vii) attachment, judgment or other similar Liens arising in connection with court proceedings, provided that such Liens, in the aggregate, shall not exceed $50,000,000 at any one time outstanding, (viii) other Liens not otherwise referred to in the foregoing clauses (i) through (vii) above, provided that such Liens, in the aggregate, shall not exceed $100,000,000 at any one time and (ix) Liens created for the sole purpose of extending, renewing or replacing in whole or in part Debt secured by any Lien referred in the foregoing clauses (i) through (vi) above, provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or Debt that secured the Lien so extended, renewed or replaced (and any improvements on such property); provided, further, that no Lien permitted under the foregoing clauses (i) through (ix) shall be placed upon any shares of any class of equity security of any Significant Subsidiary or of Entergy New Orleans unless the obligations of the Borrower to the Lenders hereunder are simultaneously and ratably secured by such Lien pursuant to documentation satisfactory to the Lenders.

    Limitation on Debt. Permit the total principal amount of all Debt of the Borrower and its subsidiaries, determined on a consolidated basis and without duplication of liability therefor, at any time to exceed 65% of Capitalization determined as of the last day of the most recently ended fiscal quarter of the Borrower; provided, however, that for purposes of this Section 5.02(b) "Debt" and "Capitalization" shall not include (i) Junior Subordinated Debentures issued to a subsidiary trust which has issued preferred securities that are included in the calculation of "Capitalization" and (ii) any Debt of any subsidiary of the Borrower that is Non-Recourse Debt.

    Mergers, Etc. Merge with or into or consolidate with or into any other Person, except that the Borrower may merge with any other Person, provided that, immediately after giving effect to any such merger, (i) the Borrower is the surviving corporation or (A) the surviving corporation is organized under the laws of one of the states of the United States of America and assumes the Borrower's obligations hereunder in a manner acceptable to the Majority Lenders, and (B) after giving effect to such merger, the senior unsecured long-term debt of such Person shall be at least BBB- and Baa3, (ii) no event shall have occurred and be continuing that constitutes a Prepayment Event or an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and (iii) the Borrower shall not be liable with respect to any Debt or allow its property to be subject to any Lien which would not be permissible with respect to it or its property under this Agreement on the date of such transaction.

    Disposition of Assets. Cause a Stock Disposition with respect to any Significant Subsidiary, or permit any Significant Subsidiary to cause a Stock Disposition with respect to any other Person, except to the Borrower or a Significant Subsidiary, unless such Stock Disposition is pursuant, required or related to any regulatory authority and/or governing body pertaining (1) to the organization or formation of a regional transmission organization or (2) to the separation or disaggregation of generation, transmission and/or distribution assets, and within 180 days of such Stock Disposition, the Borrower applies (or causes such Significant Subsidiary to apply) all of the Net Available Cash from such Stock Disposition (i) to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Debt of the Borrower and/or Debt of one or more Domestic Regulated Utility Subsidiaries that remain a subsidiary of the Borrower and/or (ii) to reinvest in the business of one or more Domestic Regulated Utility Subsidiaries of the Borrower.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

SECTION 6.01.Events of Default.

Each of the following events shall constitute an "Event of Default" hereunder:

    The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable, or shall fail to pay interest thereon or any other amount payable under this Agreement within three Business Days after the same becomes due and payable; or

    Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect or misleading in any material respect when made; or

    The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(b), 5.01(d) or 5.02 or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

    The Borrower shall fail to pay any principal of or premium or interest on any Debt of the Borrower that is outstanding in a principal amount in excess of $50,000,000 in the aggregate (but excluding Debt hereunder) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or

    The Borrower, any Significant Subsidiary or Entergy New Orleans shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, any Significant Subsidiary or Entergy New Orleans seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower, any Significant Subsidiary or Entergy New Orleans shall take any corporate action to authorize or to consent to any of the actions set forth above in this subsection (e); or

    Any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

    (i)  An ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower shall fail to maintain the minimum funding standards required by Section 412 of the Internal Revenue Code of 1986 for any plan year or a waiver of such standard is sought or granted under Section 412(d) of the Internal Revenue Code of 1986, or (ii) an ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower is, shall have been or will be terminated or the subject of termination proceedings under ERISA, or (iii) the Borrower or any ERISA Affiliate of the Borrower has incurred or will incur a liability to or on account of an ERISA Plan under Section 4062, 4063 or 4064 of ERISA and there shall result from such event either a liability or a material risk of incurring a liability to the PBGC or an ERISA Plan, or (iv) any ERISA Termination Event with respect to an ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower shall have occurred, and in the case of any event described in clauses (i) through (iv), (A) such event (if correctable) shall not have been corrected and (B) the then-present value of such ERISA Plan's vested benefits exceeds the then-current value of assets accumulated in such ERISA Plan by more than the amount of $25,000,000 (or in the case of an ERISA Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount).

SECTION 6.02. Remedies.

If any Prepayment Event or Event of Default shall occur and be continuing, then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower, any Significant Subsidiary or Entergy New Orleans under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VII
THE AGENT

SECTION 7.01. Authorization and Action.

Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Advances), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

SECTION 7.02. Administrative Agent's Reliance, Etc.

Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

ARTICLE 7.03. HypoVereinsbank and Affiliates.

With respect to its Commitment and the Advances made by it, HypoVereinsbank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include HypoVereinsbank in its individual capacity. HypoVereinsbank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its subsidiaries and any Person who may do business with or own securities of the Borrower or any such subsidiary, all as if HypoVereinsbank were not the Administrative Agent and without any duty to account therefor to the Lenders.

SECTION 7.04. Lender Credit Decision.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 7.05. Indemnification.

The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Advances then outstanding to each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such expenses are reimbursable by the Borrower but for which the Administrative Agent is not reimbursed by the Borrower.

SECTION 7.06. Successor Administrative Agent.

The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent, which, for so long as no Prepayment Event or Event of Default has occurred and is continuing, shall be a Lender and shall be approved by the Borrower (with such approval not to be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Majority Lenders and approved by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any other country that is a member of the OECD having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Notwithstanding the foregoing, if no Prepayment Event or Event of Default, and no event that with the giving of notice or the passage of time, or both, would constitute a Prepayment Event or an Event of Default, shall have occurred and be continuing, then no successor Administrative Agent shall be appointed under this Section 7.06 without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.01. Amendments, Etc.

No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than any Lender that is the Borrower or an Affiliate of the Borrower), do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Advances or any other amounts payable hereunder, (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders that shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; and provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement, and provided further, that this Agreement may be amended and restated without the consent of any Lender or the Administrative Agent if, upon giving effect to such amendment and restatement, such Lender or the Administrative Agent, as the case may be, shall no longer be a party to this Agreement (as so amended and restated) or have any Commitment or other obligation hereunder and shall have been paid in full all amounts payable hereunder to such Lender or the Administrative Agent, as the case may be.

SECTION 8.02. Notices, Etc.

All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 639 Loyola Avenue, New Orleans, LA 70113, Attention: Treasurer; if to any Bank, at its Eurodollar Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Eurodollar Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 245 Park Avenue, 32nd Floor, New York, NY 10167, Attention: Loan Operations, Tina Chung/Mariana Mucenica (Telephone: (212) 672-5688/5811, Facsimile: (212) 672-5691) or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent. Except as otherwise provided in Section 5.01(c), notices and other communications given by the Borrower to the Administrative Agent shall be deemed given to the Lenders.

SECTION 8.03. No Waiver; Remedies;

No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04. Costs and Expenses; Indemnification.

    The Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery, syndication administration, modification and amendment of this Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. Any invoices to the Borrower with respect to the aforementioned expenses shall describe such costs and expenses in reasonable detail. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, counsel fees and expenses of outside counsel and of internal counsel), incurred by the Administrative Agent and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of, and the protection of the rights of the Lenders under, this Agreement and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

    If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.07(c), 2.08, 2.09 or 2.11, acceleration of the maturity of the Advances pursuant to Section 6.02, assignment to another Lender upon demand of the Borrower pursuant to Section 8.07(g) or (h) or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits upon such Lender's representation to the Borrower that it has made reasonable efforts to mitigate such loss), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. Notwithstanding the forgoing, the Borrower agrees that if the Borrower prepays any Advance prior to November 24, 2007, then the Borrower also shall pay to the Lenders their loss of anticipated profit from the date of prepayment until November 24, 2007 and the Lenders shall not be required to mitigate such loss. The Borrower and the Lenders agree that the lost profits shall be calculated as follows:

[1.85% * (Principal Amount) * (Actual Days / 360)] / [(1 + (Interest Rate) ^ (Actual Days /(2* 360))]

where

(i) Principal Amount is the aggregate principal amount of all Advances outstanding on the prepayment date

          (ii) Interest Rate is the Eurodollar Rate for the time period which is half the length of time from the date of prepayment to November 24, 2007. The Eurodollar Rate used in the denominator shall be determined three days prior to the date of prepayment.

      Actual Days is the actual number of days between the date of prepayment and November 24, 2007

Any Lender making a demand pursuant to this Section 8.04(b) shall provide the Borrower with a written certification of the amounts required to be paid to such Lender, showing in reasonable detail the basis for the Lender's determination of such amounts; provided, however, that no Lender shall be required to disclose any confidential or proprietary information in any certification provided pursuant hereto, and the failure of any Lender to provide such certification shall not affect the obligations of the Borrower hereunder.

    The Borrower hereby agrees to indemnify and hold each Lender, the Administrative Agent and their respective Affiliates and their respective officers, directors, employees and professional advisors (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may incur or which may be claimed against any of them by any Person or entity by reason of or in connection with the execution, delivery or performance of this Agreement or any transaction contemplated hereby, or the use by the Borrower or any of its subsidiaries of the proceeds of any Advance, except that no Indemnified Person shall be entitled to any indemnification hereunder to the extent that such claims, damages, losses, liabilities, costs or expenses are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person. The Borrower's obligations under this Section 8.04(c) shall survive the repayment of all amounts owing to the Lenders and the Administrative Agent under this Agreement and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 8.04(c) are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law. The Borrower also agrees not to assert any claim against any Lender, any of such Lender's affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

SECTION 8.05. Right of Set-off.

Upon (i) the occurrence and during the continuance of any Prepayment Event or Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.02 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.02, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

SECTION 8.06. Binding Effect.

This Agreement shall become effective when it shall have been executed by the Borrower, the Lenders and the Administrative Agent and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

SECTION 8.07. Assignments and Participations.

    Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) notice of such assignment is delivered to the Borrower (unless a Prepayment Event or an Event of Default shall have occurred and be continuing) and (ii)the Administrative Agent shall have consented to such assignment (with each such consent not to be unreasonably withheld or delayed) by signing the Assignment and Acceptance referred to in clause (v) below; (iii) the Administrative Agent shall have acknowledged that the assignment complies with all requirements of this Section 8.07; (iv) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement; (v) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000 (or shall be the total amount of the assigning Lender's Commitment); and (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any promissory notes held by the assigning Lender and a processing and recordation fee of $3,500 (plus an amount equal to out-of-pocket legal expenses of the Administrative Agent, estimated by the Administrative Agent and advised to such parties). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything to the contrary contained in this Agreement, any Lender at any time may assign all or any portion of its rights and obligations under this Agreement to any Affiliate or Approved Fund of such Lender.

    By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

    The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

    Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any promissory notes held by the assigning Lender, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

    Each Lender may sell participations to one or more banks, financial institutions or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the maker of any such Advance for all purposes of this Agreement and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

    Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.

    If any Lender shall make any demand for payment under Section 2.10 or 2.13, or if any Lender shall be the subject of any notification or assertion of illegality under Section 2.11, then within 30 days after any such demand (if, but only if, such demanded payment has been made by the Borrower) or notification or assertion, the Borrower may, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and provided that no Prepayment Event, Event of Default or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, shall then have occurred and be continuing, demand that such Lender assign in accordance with this Section 8.07 to one or more assignees designated by the Borrower and acceptable to the Administrative Agent all (but not less than all) of such Lender's Commitment and the Advances owing to it within the period ending on the later to occur of such 30th day and the last day of the longest of the then current Interest Periods for such Advances. If any such assignee designated by the Borrower and approved by the Administrative Agent shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrower shall fail to designate any such assignees acceptable to the Administrative Agent for all or part of such Lender's Commitment or Advances, then such demand by the Borrower shall become ineffective; it being understood for purposes of this subsection (h) that such assignment shall be conclusively deemed to be on terms acceptable to such Lender, and such Lender shall be compelled to consummate such assignment to an Eligible Assignee designated by the Borrower, if such Eligible Assignee (A) shall agree to such assignment by entering into an Assignment and Acceptance with such Lender and (B) shall offer compensation to such Lender in an amount equal to all amounts then owing by the Borrower to such Lender hereunder, whether for principal, interest, fees, costs or expenses (other than the demanded payment referred to above and payable by the Borrower as a condition to the Borrower's right to demand such assignment), or otherwise. In addition, in the event that the Borrower shall be entitled to demand the replacement of any Lender pursuant to this subsection (h), the Borrower may, in the case of any such Lender, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and provided that no Prepayment Event, Event of Default or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, shall then have occurred and be continuing, terminate all (but not less than all) such Lender's Commitment and prepay all (but not less than all) such Lender's Advances not so assigned, together with all interest accrued thereon to the date of such prepayment and all fees, costs and expenses and other amounts then owing by the Borrower to such Lender hereunder, at any time from and after such later occurring day in accordance with Section 2.09 hereof (but without the requirement stated therein for ratable treatment of the other Lenders), if and only if, after giving effect to such termination and prepayment, the sum of the aggregate principal amount of the Advances of all Lenders then outstanding does not exceed the then remaining Commitments of the Lenders. Notwithstanding anything set forth above in this subsection (h) to the contrary, the Borrower shall not be entitled to compel the assignment by any Lender demanding payment under Section 2.10(a) of its Commitment and Advances or terminate and prepay the Commitment and Advances of such Lender if, prior to or promptly following any such demand by the Borrower, such Lender shall have changed or shall change, as the case may be, its Applicable Lending Office for its Eurodollar Rate Advances so as to eliminate the further incurrence of such increased cost. In furtherance of the foregoing, any such Lender demanding payment or giving notice as provided above agrees to use reasonable efforts to so change its Applicable Lending Office if, to do so, would not result in the incurrence by such Lender of additional costs or expenses which it deems material or, in the sole judgment of such Lender, be inadvisable for regulatory, competitive or internal management reasons.

    Anything in this Section 8.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Commitment and the Advances owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

    Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any such SPC to make any Advance, (ii) if such SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof and (iii) no SPC or Granting Lender shall be entitled to receive any greater amount pursuant to Section 2.10 or 8.04(b) than the Granting Lender would have been entitled to receive had the Granting Lender not otherwise granted such SPC the option to provide any Advance to the Borrower. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would otherwise be liable so long as, and to the extent that, the related Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against or join any other person in instituting against such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. Notwithstanding the foregoing, the Granting Lender unconditionally agrees to indemnify the Borrower, the Administrative Agent and each Lender against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be incurred by or asserted against the Borrower, the Administrative Agent or such Lender, as the case may be, in any way relating to or arising as a consequence of any such forbearance or delay in the initiation of any such proceeding against its SPC. Each party hereto hereby acknowledges and agrees that no SPC shall have the rights of a Lender hereunder, such rights being retained by the applicable Granting Lender. Accordingly, and without limiting the foregoing, each party hereby further acknowledges and agrees that no SPC shall have any voting rights hereunder and that the voting rights attributable to any Advance made by an SPC shall be exercised only by the relevant Granting Lender and that each Granting Lender shall serve as the administrative agent and attorney-in-fact for its SPC and shall on behalf of its SPC receive any and all payments made for the benefit of such SPC and take all actions hereunder to the extent, if any, such SPC shall have any rights hereunder. In addition, notwithstanding anything to the contrary contained in this Agreement any SPC may (i) with notice to, but without the prior written consent of any other party hereto, assign all or a portion of its interest in any Advances to the Granting Lender and (ii) disclose on a confidential basis any information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 8.07(i) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advance is being funded by an SPC at the time of such amendment.

SECTION 8.08. Governing Law.

THIS AGREEMENT AND ANY NOTE ISSUED PURSUANT TO SECTION 2.15 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8.09. Consent to Jurisdiction; Waiver of Jury Trial.

    To the fullest extent permitted by law, the Borrower hereby irrevocably (i) submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. The Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower also irrevocably consents, to the fullest extent permitted by law, to the service of any and all process in any such action or proceeding by the mailing by certified mail of copies of such process to the Borrower at its address specified in Section 8.02. The Borrower agrees, to the fullest extent permitted by law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

    THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER.

SECTION 8.10. Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ENTERGY CORPORATION

By /s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer

BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH
as Administrative Agent

By /s/ Yoram Dankner
Name: Yoram Dankner
Managing Director

By /s/ Sebastian Beuerle
Name:Sebastian Beuerle
Associate Director

BANKS

BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH

By /s/ Yoram Dankner
Name:Yoram Dankner
Managing Director

By /s/ Sebastian Beuerle
Name:Sebastian Beuerle
Associate Director

SCHEDULE I

ENTERGY CORPORATION

U.S. $35,000,000 Credit Agreement

Name of Bank	Payment Instructions	Eurodollar Lending Office
Bayerische Hypo- und Vereinsbank AG, New York Branch

Fedwire: Federal Reserve Bank of New York
Favor: Bayerische Hypo- und Vereinsbank AG, New York Branch

ABA No.: 026 008 808
A/C#: 594 012 033 405 501
Account Name: Loan Servicing
Reference: Entergy Term Loan
Attention: Tina Chung

Swift: HYVEUS 33

Bayerische Hypo- und Vereinsbank AG, Cayman Islands Branch c/o Bayerische Hypo- und Vereinsbank AG 245 Park Avenue 32nd Floor New York, NY 10167

SCHEDULE II

COMMITMENT SCHEDULE

Name of Lender	Commitment Amount
Bayerische Hypo- und Vereinsbank AG, New York Branch	$35,000,000

Total Commitment:	$35,000,000

EXHIBIT A-1

FORM OF NOTICE OF BORROWING

Bayerische Hypo- und Vereinsbank AG, New York Branch
   as Administrative Agent
        for the Lenders parties
        to the Credit Agreement
        referred to below
245 Park Avenue, 32nd Floor
New York, New York 10167

[Date]

Attention: Bank Loan Syndications

Ladies and Gentlemen:

The undersigned, Entergy Corporation, refers to the Credit Agreement, dated as of November , 2003 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Bayerische Hypo- und Vereinsbank AG, New York Branch, as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

    The Business Day of the Proposed Borrowing is , 20   .

    The Type of Advances to be made in connection with the Proposed Borrowing is Eurodollar Rate Advances.

    The aggregate amount of the Proposed Borrowing is $ .

    The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is ___ month[s] or year(s)1.

    [ENTERGY WIRE INSTRUCTIONS].

____________________________
1.  Delete for Base Rate Advances.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

    the representations and warranties contained in Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

    no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Prepayment Event or an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

Very truly yours,

ENTERGY CORPORATION

By
Name:
Title:

EXHIBIT A-2

FORM OF NOTICE OF CONVERSION

Bayerische Hypo- und Vereinsbank AG, New York Branch
   as Administrative Agent
       for the Lenders parties
       to the Credit Agreement
       referred to below
245 Park Avenue, 32nd Floor
New York, New York 10167

[Date]

 Attention: Bank Loan Syndications

Ladies and Gentlemen:

The undersigned, Entergy Corporation, refers to the Credit Agreement, dated as of November , 2003 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders party thereto and Bayerische Hypo- und Vereinsbank AG, New York Branch, as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.08 of the Credit Agreement, that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the "Proposed Conversion") as required by Section 2.08 of the Credit Agreement:

    The Business Day of the Proposed Conversion is __________, _____.

    The Type of Advances comprising the Proposed Conversion is Eurodollar Rate Advances.

    The aggregate amount of the Proposed Conversion is $__________.

    The Type of Advances to which such Advances are proposed to be Converted is [Eurodollar Rate Advances].

    The Interest Period for each Advance made as part of the Proposed Conversion is ___ month(s) or year(s)2.

___________________
2.  Delete for Base Rate Advances.

The undersigned hereby represents and warrants that the following statements are true on the date hereof, and will be true on the date of the Proposed Conversion:

    The Borrower's request for the Proposed Conversion is made in compliance with Section 2.08 of the Credit Agreement; and

    The statements contained in Section 3.02 of the Credit Agreement are true.

Very truly yours,

ENTERGY CORPORATION

By
Name:
Title:

EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated ___________, 20__

Reference is made to the Credit Agreement, dated as of November , 2003 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Entergy Corporation, a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Bayerische Hypo- und Vereinsbank AG, New York Branch, as Administrative Agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

____________ (the "Assignor") and ___________ (the "Assignee") agree as follows:

    The Assignor hereby sells and assigns to the Assignee without recourse, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including, without limitation, such interest in the Assignor's Commitment and the Advances owing to the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth in Section b of Schedule 1.

    The Assignor (A) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (B) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (C) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto. Except as specified in this Section b, the assignment hereunder shall be without recourse to the Assignor.

    The Assignee (A) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (B) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (C) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (D) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (E) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (F) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that it is exempt from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement].1

    Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date"); provided, however, that in no event shall this Assignment and Acceptance become effective prior to the payment for the processing and recordation fee to the Administrative Agent as provided in Section 8.07(a) of the Credit Agreement.

    Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (A) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (B) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

    Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal and interest with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

    THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

    This Assignment and Acceptance may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were up on the same instrument.

_________________________
1.  If the Assignee is organized under the laws of a jurisdiction outside the United States.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

[NAME OF ASSIGNOR]

By
Name:
Title:

[NAME OF ASSIGNEE]

By
Name:
Title:

Eurodollar Lending Office:

[Address]

Accepted this ___ day
of ___________, 20__

BAYERISCHE - UND VEREINSBANK AG, NEW YORK BRANCH
as Administrative Agent

By
Name:
Title:

By
Name:
Title:

Schedule 1
to
Assignment and Acceptance

Dated __________, 20__

Section (a)

Percentage Interest:	%

Section (b)

Assignee's Commitment:	$

Aggregate Outstanding Principal
Amount of Advances owing to the Assignee:	$

Section (c)

Effective Date[1]: _________, 20__

______________________________
1.  This date should be no earlier than the date of acceptance by the Administrative Agent.

EXHIBIT C

FORM OF OPINION OF
COUNSEL FOR THE BORROWER

[Date]

To each of the Lenders parties to the
   Credit Agreement referred to below,
   and to Bayerische Hypo- und Vereinsbank AG, New York Branch
   as Administrative Agent

Entergy Corporation

Ladies and Gentlemen:

I have acted as counsel to Entergy Corporation, a Delaware corporation (the "Borrower"), in connection with the preparation, execution and delivery of the Credit Agreement, dated as of November 24, 2003, by and among the Borrower, the Banks parties thereto and the other Lenders from time to time parties thereto and Bayerische Hypo- und Vereinsbank AG, New York Branch, as Administrative Agent. This opinion is furnished to you at the request of the Borrower pursuant to Section 3.01(a)(v) of the Credit Agreement. Unless otherwise defined herein or unless the context otherwise requires, terms defined in the Credit Agreement are used herein as therein defined.

In such capacity, I have examined:

    Counterparts of the Credit Agreement, executed by the Borrower;

    The Certificate of Incorporation of the Borrower (the "Charter");

    The Bylaws of the Borrower (the "Bylaws");

    A certificate of the Secretary of State of the State of Delaware, dated November __, 2003, attesting to the continued corporate existence and good standing of the Borrower in that State;

    A Certificate of the Secretary of State of the State of Louisiana, dated Novemeber __, 2003, attesting that the Borrower is a foreign corporation duly qualified to conduct business in that state;

    A copy of the Order dated April 3, 2001 of the Securities and Exchange Commission (File No. 70-9749) under the Public Utility Holding Company Act of 1935 (the "SEC Order"); and

    The other documents furnished by the Borrower to the Administrative Agent pursuant to Section 3.01(a) of the Credit Agreement.

I have also examined such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. In making my examination of documents and instruments executed or to be executed by persons other than the Borrower, I have assumed that each such other person had the requisite power and authority to enter into and perform fully its obligations thereunder, the due authorization by each such other person for the execution, delivery and performance thereof and the due execution and delivery thereof by or on behalf of such person of each such document and instrument. In the case of any such person that is not a natural person, I have also assumed, insofar as it is relevant to the opinions set forth below, that each such other person is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was created, and is duly qualified and in good standing in each other jurisdiction where the failure to be so qualified could reasonably be expected to have a material effect upon its ability to execute, deliver and/or perform its obligations under any such document or instrument. I have further assumed that each document, instrument, agreement, record and certificate reviewed by me for purposes of rendering the opinions expressed below has not been amended by any oral agreement, conduct or course of dealing between the parties thereto.

As to questions of fact material to the opinions expressed herein, I have relied upon certificates and representations of officers of the Borrower (including but not limited to those contained in the Credit Agreement and certificates delivered upon the execution and delivery of the Credit Agreement) and of appropriate public officials, without independent verification of such matters except as otherwise described herein.

Whenever my opinions herein with respect to the existence or absence of facts are stated to be to my knowledge or awareness, it is intended to signify that no information has come to my attention or the attention of other counsel working under my direction in connection with the preparation of this opinion letter that would give me or them actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, neither I nor they have undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to my or their knowledge of the existence or absence of such facts should be assumed.

On the basis of the foregoing, having regard for such legal consideration as I deem relevant, and subject to the other limitations and qualifications contained in this letter, I am of the opinion that:

    The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted or the property owned, operated or leased by it requires such qualification.

    The execution, delivery and performance by the Borrower of the Credit Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Charter or the Bylaws or (ii) law, or (iii) any contractual or legal restriction binding on or affecting the Borrower. The Credit Agreement has been duly executed and delivered on behalf of the Borrower.

    No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, is required for the due execution, delivery and performance by the Borrower of the Credit Agreement, except for the SEC Order, which has been obtained, is final and in full force and effect, and is not the subject of any appeal.

    Except as disclosed in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and in the Borrower's Quarterly Report on Form 10-Q for the period ended September 30, 2003, there is no pending or, to the best of my knowledge, threatened action or proceeding affecting the Borrower or any of its subsidiaries before any court, governmental agency or arbitrator that reasonably could be expected to affect materially and adversely the condition (financial or otherwise), operations, business, properties or prospects of the Borrower or its ability to perform its obligations under the Credit Agreement, or that purports to affect the legality, validity, binding effect or enforceability of the Credit Agreement. To the best of my knowledge, after inquiry, there has been no change in any matter disclosed in such filings that reasonably could be expected to result in such a material adverse effect.

    The Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

    The Credit Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

My opinions above are subject to the following qualifications:

    My opinions are subject, as to enforceability, to (A) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors rights generally and (B) the application of general principles of equity, including but not limited to the right to have specific performance of contract obligations, regardless of whether considered in a proceeding in equity or at law.

    My opinion in paragraph (a) above, insofar as it relates to the due incorporation, valid existence and good standing of the Borrower under Delaware law, is given exclusively in reliance upon a certification of the Secretary of State of Delaware, upon which I believe I am justified in relying. A copy of such certification has been provided to you.

    My opinion set forth in paragraph (c) above as to the obtaining of necessary governmental and regulatory approvals is based solely upon a review of those laws that, in my experience, are normally applicable to the Borrower in connection with transactions of the type contemplated by the Credit Agreement.

    My opinion in paragraph (f) above as to the legality, validity, binding nature and enforceability of the Credit Agreement is given in reliance upon a legal opinion of even date herewith of Thelen Reid & Priest LLP, New York counsel to the Borrower, and is subject to the assumptions, limitations and qualifications contained therein. A copy of the legal opinion of Thelen Reid & Priest LLP, is being provided to you contemporaneously herewith.

Notwithstanding the qualifications set forth above, I have no actual knowledge of any matter within the scope of said qualifications that would cause me to change the opinions set forth in this letter.

I am licensed to practice law only in the State of Louisiana and, except as otherwise provided herein, my role as counsel to the Borrower is limited to matters involving the laws of the State of Louisiana and the federal laws of the United States of America. Except to the extent otherwise expressly set forth herein, and except with respect to matters governed by the General Corporation Law of Delaware, I render no opinion on the laws of any other jurisdiction or any subdivision thereof, and have made no independent investigation into any such laws except as specifically provided herein.

My opinions are expressed as of the date hereof, and I do not assume any obligation to update or supplement my opinions to reflect any fact or circumstance that hereafter comes to my attention, or any change in law that hereafter occurs.

This opinion letter is being provided exclusively to and for the benefit of the addressees hereof. It is not to be furnished to or relied upon by any other party for any other purpose, without prior express written authorization from us, except that (A)  Thelen Reid & Priest LLP may rely hereon in connection with their opinion to you of even date herewith on behalf of the Borrower as to matters of New York law; and (B) any addressee of this letter may deliver a copy hereof to any person that becomes a Lender under the Credit Agreement after the date hereof, and such person may rely on this opinion as if it had been addressed and delivered to it on the date hereof as an original Bank that was a party to the Credit Agreement.

Very truly yours,

Denise C. Redmann
Assistant General Counsel

Bank Addressees: